JOHN HANCOCK SOVEREIGN BOND FUND


                         Name Change of Existing Series
                          Amendment of Section 5.11 and
                 Establishment and Designation of Class C Shares
                            of Beneficial Interest of
                        John Hancock Sovereign Bond Fund


           Instrument Changing Names of Series of Shares of the Trust

         The Trustees of John Hancock Sovereign Bond Fund (the "Trust"), hereby amend the Trust's Amended and Restated Declaration of Trust dated February 28, 1992, as amended from time to time, to the extent necessary to reflect the change of the name of the Trust's existing series John Hancock Sovereign Bond Fund to John Hancock Bond Fund, effective October 1, 1998.


                            Amendment of Section 5.11

         The undersigned, being a majority of the Trustees of John Hancock Sovereign Bond Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated February 28, 1992, as amended from time to time (the "Declaration of Trust"), do hereby amend Section 5.11 as follows:

         1. Section 5.11 (a) shall be deleted and replaced with the following:

            Without  limiting  the  authority of the Trustees set forth in
            Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following single Series which consists of Class A Shares, Class B Shares, and Class C Shares: John Hancock Bond Fund (the "Existing Series").

         2. Section 5.11 (b) shall be deleted in its entirety.

         3. Section 5.11 (c) shall be renumbered 5.11 (b).

         4. Section 5.11 (d) shall be renumbered 5.11 (c).

         5. All references to the above sections in the Amended and Restated Declaration of Trust dated February 28, 1992 shall be renumbered accordingly.

                 Establishment and Designation of Class C Shares

         The undersigned, being a majority of the Trustees of John Hancock Sovereign Bond Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 5.1 and 5.11 of the Amended and Restated Declaration of Trust dated February 28, 1992, as amended from time to time (the "Declaration of Trust"), do hereby establish and designate an additional class of shares of John Hancock Bond Fund (the "Fund") as follows:

      1. The additional class of Shares of the Fund established and designated hereby is "Class C Shares".

      2. Class C Shares shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

      3. The purchase price of Class C Shares, the method of determining the net asset value of Class C Shares, and the relative dividend rights of holders of Class C Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.

         The Declaration of Trust is hereby amended to the extent necessary to reflect the establishment of an additional class of Shares, effective October 1, 1998.

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 15th day of September 1998.


/s/Dennis S. Aronowitz                                 /s/William F. Glavin
--------------------------                             -------------------------
Dennis S. Aronowitz                                    William F. Glavin

/s/Edward J. Boudreau, Jr.                             /s/Anne C. Hodsdon
--------------------------                             -------------------------
Edward J. Boudreau, Jr.                                Anne C. Hodsdon

/s/Richard P. Chapman, Jr.                             /s/John A. Moore
--------------------------                             -------------------------
Richard P. Chapman, Jr.                                John A. Moore

/s/William J. Cosgrove                                 /s/Patti McGill Peterson
--------------------------                             -------------------------
William J. Cosgrove                                    Patti McGill Peterson

/s/Douglas M. Costle                                   /s/John W. Pratt
--------------------------                             -------------------------
Douglas M. Costle                                      John W. Pratt

/s/Leland O. Erdahl                                    /s/Richard S. Scipione
--------------------------                             -------------------------
Leland O. Erdahl                                       Richard S. Scipione

/s/Richard A. Farrell                                  /s/Edward J. Spellman
--------------------------                             -------------------------
Richard A. Farrell                                     Edward J. Spellman

/s/Gail D. Fosler
--------------------------
Gail D. Fosler


         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

COMMONWEALTH OF MASSACHUSETTS                             )
                                                          )ss
COUNTY OF SUFFOLK                                         )

         Then personally appeared the above-named Dennis S. Aronowitz, Edward J. Boudreau, Jr., Richard P. Chapman, Jr., William J. Cosgrove, Douglas M. Costle, Leland O. Erdahl, Richard A. Farrell, Gail D. Fosler, William F. Glavin, Anne C. Hodsdon, John A. Moore, Patti McGill Peterson, John W. Pratt, Richard S. Scipione, and Edward J. Spellman, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 15th day of September, 1998.

                                                 /s/ Ann Marie White
                                                 -------------------
                                                      Notary Public

                                                 My Commission Expires: 10/20/00